    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 2000
                                                      REGISTRATION NO. 333-45420
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                             PEREGRINE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE              3611 VALLEY CENTRE DRIVE      95-3773312
(State or other jurisdiction of     SAN DIEGO, CA 92130       (IRS Employer
incorporation or organization)       (858) 481-5000       Identification Number)

               (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                -----------------

                                 ERIC P. DELLER
                       VICE PRESIDENT AND GENERAL COUNSEL
                             PEREGRINE SYSTEMS, INC.
                            3611 VALLEY CENTRE DRIVE
                               SAN DIEGO, CA 92130
                                 (858) 481-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                -----------------
                                   Copies to:
                             DOUGLAS H. COLLOM, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300

                                -----------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         On September 8, 2000 Peregrine Systems, Inc. (the "Company") filed its Registration Statement on Form S-3 (File No. 333-45420), covering 2,691,440 shares of the Company's Common Stock to be sold by certain stockholders of the Company. On September 22, 2000, the Securities and Exchange Commission (the "Commission") declared the Registration Statement effective.

         The Registration Statement was filed in order to register shares of the Company's Common Stock issued to the former shareholders of Loran Network Holding Corporation Inc., which was acquired by the Company on September 1, 2000. The selling stockholders resold 1,737,130 of the 2,691,440 shares registered under the Registration Statement.

         Pursuant to Rule 477 promulgated under the Securities Act of 1933, as amended (the "Securities Act") the Company respectfully requests that the Commission withdraw the Company's Registration Statement on Form S-3. The Company is requesting the withdrawal of the Registration Statement because, pursuant to the terms of the Registration Rights Agreement between the Company and such former shareholders, the Company's obligations to maintain the effectiveness of the Registration Statement under the Registration Rights Agreement expired on November 21, 2000.

         Accordingly, the Company hereby de-registers the 954,310 shares of its Common Stock registered pursuant to the Registration Statement remaining unsold thereunder.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 5th day of December 2000.

                                                 PEREGRINE SYSTEMS, INC.

                                                 By:  /s/ Stephen P. Gardner
                                                     ---------------------------
                                                     Stephen P. Gardner
                                                     CHIEF EXECUTIVE OFFICER

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-3 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


               SIGNATURE                                          TITLE                                  DATE
               ---------                                          -----                                  ----

/s/ Stephen P. Gardner                          Chief Executive Officer and Chairman
----------------------------------------        (Principal Executive Officer)                    December 5, 2000
    Stephen P. Gardner


/s/ *Matthew C. Gless                           Vice President, Chief Financial Officer and
----------------------------------------        Director (Principal Financial and Accounting
    Matthew C. Gless                            Officer)                                         December 5, 2000


/s/ *John J. Moores
----------------------------------------
    John J. Moores                              Director                                         December 5, 2000


/s/ *Christopher A. Cole
----------------------------------------
    Christopher A. Cole                         Director                                         December 5, 2000


/s/ *Charles E. Noell III
----------------------------------------
    Charles E. Noell III                        Director                                         December 5, 2000


/s/ *William D. Savoy
----------------------------------------
    William D. Savoy                            Director                                         December 5, 2000


/s/ *Thomas G. Watrous, Sr.
----------------------------------------
    Thomas G. Watrous, Sr.                      Director                                         December 5, 2000


*BY: /s/ Stephen P. Gardner
----------------------------------------
    Stephen P. Gardner
    ATTORNEY-IN FACT


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